Exhibit 23.2

                                            McGladrey & Pullen, LLP
                                            One Valley Square, Ste. 250
                                            512 Township Line Road
                                            Blue Bell, PA 19422-2700
                                            O 215-641-8600 F 215-641-8680

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-3 (File No. 333-48986, effective October 31, 2000 as amended on November 18, 2003 and File No. 333-14491, effective October 18, 1996) and Form S-8 (File No. 333-110575 and File No, 333-110568, effective November 18, 2003; File No. 333-16151, File No, 333-16153 and File No. 333-16149 effective November 14,
1996) for Greater Community Bancorp of our reports dated March 3, 2005 relating to our audits of the consolidated financial statements, and internal control over financial reporting, which appear in this Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of Greater Community Bancorp for the year ended December 31, 2004.


/s/ McGladrey & Pullen, LLP

Blue Bell, Pennsylvania
March 15, 2005

McGladrey & Pullen, LLP is a member firm of RSM International-an affiliation of separate and independent legal entities.


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